Exhibit 99.3
© CTO Realty Growth, Inc. | ctoreit.com Ashford Lane Atlanta, GA Supplemental Reporting Information Q3 2024

© CTO Realty Growth, Inc. | ctoreit.com 2 Table of Contents Third Quarter 2024 Earnings Release 4 Key Financial Information  Consolidated Balance Sheets 1 5  Consolidated Statements of Operations 1 6  Non -GAAP Financial Measures 1 7 Capitalization & Dividends 20 Summary of Debt 2 1 Debt Maturity Schedule 2 2 Current Year Investment Activity 2 3 Current Year Disposition Activity 2 4 Real Estate Portfolio Capital Investments 2 5 Real Estate Portfolio Summary 2 6 Real Estate Portfolio Detail 2 7

© CTO Realty Growth, Inc. | ctoreit.com 3 Table of Contents Leasing Summary 29 Comparable Leasing Summary 30 Same-Property NOI 31 Lease Expirations 32 Top Tenant Summary 34 Geographic Diversification 35 Other Assets 36 2024 Guidance 37 Contact Information & Research Coverage 38 Safe Harbor, Non-GAAP Financial Measures, and Definitions and Terms 39

Page 4 Press Release FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS THIRD QUARTER 2024 OPERATING RESULTS WINTER PARK, FL – October 24, 2024 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter ended September 30, 2024. Third Quarter Highlights  Net Income per diluted share attributable to common stockholders of $0.17.  Core Funds from Operations (“FFO”) of $0.50 per diluted share attributable to common stockholders, an increase of 6.4% from the comparable prior period.  Adjusted Funds from Operations (“AFFO”) of $0.51 per diluted share attributable to common stockholders, an increase of 6.3% from the comparable prior period.  Raised net proceeds of $125.7 million under the Company’s common stock ATM offering program.  Closed a new 5-year $100 million unsecured term loan, resulting in an initial effective interest rate of 4.7%.  Liquidity of $213 million as of September 30, 2024.  Investments totaled $191.3 million, including property acquisitions and structured investments, at a weighted average yield of 9.5%.  Sold one property for $18.0 million at an exit cap rate of 9.2%.  Same-Property NOI totaled $16.8 million, an increase of 6.3% from the comparable prior period.  Signed-not-open pipeline represents $6.5 million, or 7.3%, of annual cash base rent in place as of September 30, 2024.  Increased full year Core FFO guidance to a range of $1.83 to $1.87 per diluted share attributable to common stockholders.  Increased full year AFFO guidance to a range of $1.96 to $2.00 per diluted share attributable to common stockholders. “We are pleased to report another strong quarter with significant accomplishments across all aspects of our business,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “We experienced significant growth as our GLA increased over 20% from our $137 million portfolio acquisition of high-quality retail centers in our target growth markets, and we originated a $44 million first mortgage development loan with an initial yield of 11%. Importantly, we primarily funded our investment activity with disciplined use of our ATM. Finally, we closed a $100 million 5-year term loan with proceeds used to pay down our credit facility, and ended the quarter with $213 million of available liquidity and decreased leverage.”

Page 5 Quarterly Financial Results Highlights The table below provides a summary of the Company’s operating results for the three months ended September 30, 2024: Three Months Ended (in thousands, except per share data) September 30, 2024 September 30, 2023 Variance to Comparable Period in the Prior Year Net Income Attributable to the Company $ 6,227 $ 2,686 $ 3,541 131.8% Net Income Attributable to Common Stockholders $ 4,349 $ 1,491 $ 2,858 191.7% Net Income Attributable to Common Stockholders per Common Share - Diluted (1) $ 0.17 $ 0.07 $ 0.10 142.9% Core FFO Attributable to Common Stockholders (2) $ 12,633 $ 10,462 $ 2,171 20.8% Core FFO Attributable to Common Stockholders per Common Share - Diluted (2) $ 0.50 $ 0.47 $ 0.03 6.4% AFFO Attributable to Common Stockholders (2) $ 13,142 $ 10,766 $ 2,376 22.1% AFFO Attributable to Common Stockholders per Common Share - Diluted (2) $ 0.51 $ 0.48 $ 0.03 6.3% Dividends Declared and Paid - Preferred Stock $ 0.40 $ 0.40 $ — 0.0% Dividends Declared and Paid - Common Stock $ 0.38 $ 0.38 $ — 0.0% (1) The denominator for this measure excludes the impact of 3.7 million and 3.4 million shares for the three months ended September 30, 2024 and 2023, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for the Company’s 2025 Convertible Senior Notes, as the impact would be anti-dilutive. (2) See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Page 6 Year-to-Date Financial Results Highlights The table below provides a summary of the Company’s operating results for the nine months ended September 30, 2024: Nine Months Ended (in thousands, except per share data) September 30, 2024 September 30, 2023 Variance to Comparable Period in the Prior Year Net Income (Loss) Attributable to the Company $ 13,252 $ (1,507) $ 14,759 979.4% Net Income (Loss) Attributable to Common Stockholders $ 8,316 $ (5,092) $ 13,408 263.3% Net Income (Loss) Attributable to Common Stockholders per Common Share - Diluted (1) $ 0.35 $ (0.23) $ 0.58 252.2% Core FFO Attributable to Common Stockholders (2) $ 33,723 $ 28,937 $ 4,786 16.5% Core FFO Attributable to Common Stockholders per Common Share - Diluted (2) $ 1.43 $ 1.28 $ 0.15 11.7% AFFO Attributable to Common Stockholders (2) $ 35,840 $ 31,410 $ 4,430 14.1% AFFO Attributable to Common Stockholders per Common Share - Diluted (2) $ 1.52 $ 1.39 $ 0.13 9.4% Dividends Declared and Paid - Preferred Stock $ 1.20 $ 1.20 $ — 0.0% Dividends Declared and Paid - Common Stock $ 1.14 $ 1.14 $ — 0.0% (1) The denominator for this measure excludes the impact of 3.6 million and 3.3 million shares for the nine months ended September 30, 2024 and 2023, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for the Company’s 2025 Convertible Senior Notes, as the impact would be anti-dilutive. (2) See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes. Investments During the three months ended September 30, 2024, the Company invested $191.3 million, at a weighted average yield of 9.5% inclusive of:  Three open-air shopping centers for a purchase price of $137.5 million consisting of Carolina Pavilion in Charlotte, North Carolina; Millenia Crossing in Orlando, Florida; and Lake Brandon Village in Tampa, Florida.  Origination of a $43.8 million first mortgage loan with an initial term of two years and an initial fixed interest rate of 11.0%. The loan is secured by over 100 acres entitled for an over 2 million square foot mixed-use development located in Herndon, Virginia near Dulles International Airport and adjacent to a Metrorail Silver Line station.  Completion of a $10.0 million preferred equity investment in a subsidiary of a publicly-traded hospitality, entertainment and real estate company with a dividend rate of 14.0%. The investment is not redeemable prior to July 11, 2029, except upon the occurrence of certain specified events.

Page 7 During the nine months ended September 30, 2024, the Company invested $273.8 million into five retail properties totaling 1.2 million square feet and one vacant land parcel, originated two first mortgage structured investments for $53.8 million, and invested $10.0 million in a preferred equity investment in a subsidiary of a publicly-traded hospitality, entertainment and real estate company. These investments represent a weighted average going-in cash yield of 9.1%. Dispositions During the three months ended September 30, 2024, the Company completed the sale of Jordan Landing, located in West Jordan, Utah for $18.0 million. During the nine months ended September 30, 2024, the Company sold two retail properties for $38.0 million at a weighted average exit cash cap rate of 8.7%, generating an aggregate gain of $3.8 million. Portfolio Summary The Company’s income property portfolio consisted of the following as of September 30, 2024: Wtd. Avg. Remaining Asset Type # of Properties Square Feet Lease Term Single Tenant 6 252 5.5 years Multi-Tenant 16 4,360 5.0 years Total / Wtd. Avg. 22 4,612 4.9 years Square Feet in thousands. Property Type # of Properties Square Feet % of Cash Base Rent Retail 17 3,184 66.5% Office 1 210 4.1% Mixed-Use 4 1,218 29.5% Total 22 4,612 100.1% Square Feet in thousands. Leased Occupancy 95.8% Occupancy 90.0% Same Property Net Operating Income During the three months ended September 30, 2024, the Company’s Same-Property NOI totaled $16.8 million, an increase of 6.3% over the comparable prior year period, as presented in the following table: Three Months Ended September 30, 2024 September 30, 2023 Variance to Comparable Period in the Prior Year Single Tenant $ 1,339 $ 1,365 $ (26) (1.9)% Multi-Tenant 15,457 14,439 1,018 7.1% Total $ 16,796 $ 15,804 $ 992 6.3% $ in thousands.

During the nine months ended September 30, 2024, the Company's Same-Property NOI totaled $44.6 million, an increase of 5.1% over the comparable prior year period, as presented in the following table:

	Nine Months Ended		Variance to Comparable Period in the Prior Year	
	September 30, 2024	September 30, 2023		
Single Tenant	$ 3,778	$ 3,505	$ 273	7.8%
Multi-Tenant	40,834	38,923	1,911	4.9%
Total	$ 44,612	$ 42,428	$ 2,184	5.1%

$ in thousands.

Leasing Activity

During the quarter ended September 30, 2024, the Company signed 20 leases totaling 201,806 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 16 leases totaling 147,648 square feet at an average cash base rent of $21.86 per square foot compared to a previous average cash base rent of $19.52 per square foot, representing 12.0% comparable growth.

A summary of the Company's overall leasing activity for the quarter ended September 30, 2024, is as follows:

	Square Feet	Wtd. Avg. Lease Term	Cash Rent per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	80	9.2 years	$ 25.96	$ 1,657	$ 1,273
Renewals & Extensions	122	3.6 years	18.04	53	36
Total / Wtd. Avg.	202	6.3 years	$ 21.17	$ 1,710	$ 1,309

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

During the nine months ended September 30, 2024, the Company signed 54 leases totaling 384,513 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 42 leases totaling 300,225 square feet at an average cash base rent of $23.48 per square foot compared to a previous average cash base rent of $18.63 per square foot, representing 26.0% comparable growth.

A summary of the Company's overall leasing activity for the nine months ended September 30, 2024, is as follows:

	Square Feet	Wtd. Avg. Lease Term	Cash Rent per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	181	10.2 years	$ 27.26	$ 7,364	$ 2,921
Renewals & Extensions	204	3.7 years	20.62	78	133
Total / Wtd. Avg.	385	7.2 years	$ 23.74	$ 7,442	$ 3,054

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

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Capital Markets and Balance Sheet

During the quarter ended September 30, 2024, the Company completed the following notable capital markets activities:

- Issued 6,851,375 common shares under its common stock ATM offering program at a weighted average gross price of $18.63 per share, for total net proceeds of $125.7 million.
- Issued 15,844 common shares under its Series A Preferred Stock ATM offering program at a weighted average gross price of $23.22 per share, for total net proceeds of $0.4 million.
- On September 30, 2024, the Company closed a new five-year $100 million unsecured term loan bearing interest at SOFR plus a spread based on the Company's leverage ratio. The Company applied existing SOFR swap agreements, previously used to fix the interest rate on $100 million of borrowings under the Company's revolving credit facility to the new term loan resulting in an initial effective fixed interest rate on the new term loan of 4.7%.
- As of September 30, 2024, the Company has $205 million of undrawn commitments, prior to borrowing base limitations, on our Revolving Credit Facility, and $8.2 million of cash on hand.

The following table provides a summary of the Company's long-term debt, as of September 30, 2024:

Component of Long-Term Debt		Principal	Maturity Date	Interest Rate	Wtd. Avg. Rate as of September 30, 2024
2025 Convertible Senior Notes	$	51.0 million	April 2025	3.875%	3.88%
2026 Term Loan [(1)]		65.0 million	March 2026	SOFR + 10 bps + [1.25% - 2.20%]	2.72%
Mortgage Note [(2)]		17.8 million	August 2026	4.060%	4.06%
Revolving Credit Facility [(3)]		95.0 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	5.82%
2027 Term Loan [(4)]		100.0 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	2.80%
2028 Term Loan [(5)]		100.0 million	January 2028	SOFR + 10 bps + [1.20% - 2.15%]	5.18%
2029 Term Loan [(6)]		100.0 million	September 2029	SOFR + 0.10% + [1.20% - 2.15%]	4.68%
Total Long-Term Debt	$	528.8 million			4.28%

(1) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 1.27% plus the 10 bps SOFR adjustment plus the applicable spread.

(2) Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.

(3) Prior to September 30, 2024, the Company utilized interest rate swaps on $150.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.47% plus the 10 bps SOFR adjustment plus the applicable spread. Effective September 30, 2024, the Company assigned $100.0 million of interest rate swaps to the 2029 Term Loan. Accordingly, as of September 30, 2024, the Company had interest rate swaps of $50.0 million of interest rate swaps on the Credit Facility to fix SOFR and achieve a fixed swap rate of 3.85% plus the 10 bps SOFR adjustment plus the applicable spread.

(4) The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 1.35% plus the 10 bps SOFR adjustment plus the applicable spread.

(5) The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

(6) The Company utilized interest rate swaps on the $100.0 million 2029 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread.

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Page 10 As of September 30, 2024, the Company’s net debt to Pro Forma Adjusted EBITDA was 6.4 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.7 times. As of September 30, 2024, the Company’s net debt to total enterprise value was 43.1%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares. Dividends On August 20, 2024, the Company announced a cash dividend on its common stock and Series A Preferred Stock for the third quarter of 2024 of $0.38 per share and $0.40 per share, respectively, payable on September 30, 2024 to stockholders of record as of the close of business on September 12, 2024. The third quarter 2024 common stock cash dividend represents a payout ratio of 76.0% and 74.5% of the Company’s third quarter 2024 Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted, respectively. 2024 Outlook The Company has increased its Core FFO and AFFO outlook for 2024 and has revised certain assumptions to take into account the Company’s year-to-date performance and revised expectations regarding the Company’s acquisition activities. The Company’s outlook for 2024 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions. The Company’s increased outlook for 2024 is as follows: Revised Outlook Range for 2024 Change from Prior Outlook (Unaudited) Low High Low High Core FFO per Diluted Share $ 1.83 to $ 1.87 $ 0.02 to $ 0.01 AFFO per Diluted Share $ 1.96 to $ 2.00 $ 0.01 to $ - The Company’s 2024 guidance includes but is not limited to the following assumptions:  Same-Property NOI growth of 4% to 6%, including the known impact of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy, and/or tenant lease defaults, and before any impact from potential 2024 income property acquisitions and/or dispositions.  General and administrative expenses within a range of $16.0 million to $16.5 million.  Weighted average diluted shares outstanding of 25.3 million shares.  Year-end 2024 leased occupancy projected to be within a range of 96% to 97% before any impact from potential 2024 income property acquisitions and/or dispositions.  Investment, including structured investments, between $300 million and $350 million at a weighted average initial cash yield between 8.50% and 9.00%.  Disposition of assets between $35 million and $50 million at a weighted average exit cash yield between 8.50% and 8.75%

Page 11 The following table provides a reconciliation of the revised outlook range of the Company’s 2024 estimated Net Income Attributable to the Company per Diluted Share to estimated Core FFO and AFFO per Diluted Share: Revised Outlook Range for 2024 (Unaudited) Low High Net Income Attributable to the Company, per Common Share - Diluted $ 0.55 $ 0.59 Depreciation and Amortization of Real Estate 1.94 1.94 Gain on Disposition of Assets, Net of Tax (1) (0.33) (0.33) Gain on Disposition of Other Assets(1) (0.02) (0.02) Provision for Impairment (1) 0.03 0.03 Realized and Unrealized Gain on Investment Securities (1) (0.11) (0.11) Funds from Operations, per Common Share - Diluted $ 2.06 $ 2.10 Distributions to Preferred Stockholders (0.27) (0.27) Funds From Operations Attributable to Common Stockholders, per Common Share - Diluted $ 1.79 $ 1.83 Amortization of Intangibles to Lease Income 0.04 0.04 Core Funds From Operations Attributable to Common Stockholders $ 1.83 $ 1.87 Adjustments: Straight-Line Rent Adjustment (0.07) (0.07) Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 0.05 0.05 Non-Cash Compensation 0.15 0.15 Adjusted Funds From Operations Attributable to Common Stockholders, per Common Share - Diluted $ 1.96 $ 2.00 (1) Represents the actual adjustment for the nine months ended September 30, 2024. The Company’s revised outlook excludes projections related to these measures. Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the quarter ended September 30, 2024, on Friday, October 25, 2024, at 9:00 AM ET. A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details. Event Details: Webcast: https://edge.media-server.com/mmc/p/d5bi9eap Registration: https://register.vevent.com/register/BI41ec61215d574a4e9274d2d335e1a5a6 We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

Page 12 About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com. Contact: Investor Relations ir@ctoreit.com Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”),

Page 13 each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above-and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities. To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct

Page 14 cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

Page 15 CTO Realty Growth, Inc. Consolidated Balance Sheets (In thousands, except share and per share data) As of (Unaudited) September 30, 2024 December 31, 2023 ASSETS Real Estate: Land, at Cost $ 253,742 $ 222,232 Building and Improvements, at Cost 691,055 559,389 Other Furnishings and Equipment, at Cost 874 857 Construction in Process, at Cost 4,838 3,997 Total Real Estate, at Cost 950,509 786,475 Less, Accumulated Depreciation (70,545) (52,012) Real Estate—Net 879,964 734,463 Land and Development Costs 300 731 Intangible Lease Assets—Net 107,658 97,109 Investment in Alpine Income Property Trust, Inc. 42,997 39,445 Mitigation Credits — 1,044 Commercial Loans and Investments 103,014 61,849 Cash and Cash Equivalents 8,172 10,214 Restricted Cash 1,696 7,605 Refundable Income Taxes 18 246 Deferred Income Taxes—Net 2,019 2,009 Other Assets 30,286 34,953 Total Assets $ 1,176,124 $ 989,668 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 2,075 $ 2,758 Accrued and Other Liabilities 26,401 18,373 Deferred Revenue 6,171 5,200 Intangible Lease Liabilities—Net 18,857 10,441 Long-Term Debt 526,838 495,370 Total Liabilities 580,342 532,142 Commitments and Contingencies Stockholders’ Equity: Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,713,069 shares issued and outstanding at September 30, 2024 and 2,978,808 shares issued and outstanding at December 31, 2023 47 30 Common Stock – 500,000,000 shares authorized; $0.01 par value, 29,971,538 shares issued and outstanding at September 30, 2024 and 22,643,034 shares issued and outstanding at December 31, 2023 300 226 Additional Paid-In Capital 334,467 168,435 Retained Earnings 261,373 281,944 Accumulated Other Comprehensive Income (405) 6,891 Total Stockholders’ Equity 595,782 457,526 Total Liabilities and Stockholders’ Equity $ 1,176,124 $ 989,668

CTO Realty Growth, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share, per share and dividend data)

	Three Months Ended		Nine Months Ended	
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues				
Income Properties	$ 28,528	$ 25,183	$ 79,029	$ 70,373
Management Fee Income	1,124	1,094	3,360	3,294
Interest Income From Commercial Loans and Investments	1,615	1,114	4,407	2,965
Real Estate Operations	538	1,079	1,981	2,602
Total Revenues	31,805	28,470	88,777	79,234
Direct Cost of Revenues				
Income Properties	(7,797)	(7,060)	(22,630)	(20,883)
Real Estate Operations	(359)	(152)	(1,437)	(876)
Total Direct Cost of Revenues	(8,156)	(7,212)	(24,067)	(21,759)
General and Administrative Expenses	(4,075)	(3,439)	(11,750)	(10,493)
Provision for Impairment	(538)	(929)	(653)	(1,408)
Depreciation and Amortization	(13,221)	(11,669)	(35,701)	(32,814)
Total Operating Expenses	(25,990)	(23,249)	(72,171)	(66,474)
Gain (Loss) on Disposition of Assets	(855)	2,464	8,308	3,565
Other Gain (Loss)	(855)	2,464	8,308	3,565
Total Operating Income	4,960	7,685	24,914	16,325
Investment and Other Income (Loss)	7,031	1,184	5,201	(1,296)
Interest Expense	(5,632)	(6,318)	(16,765)	(16,161)
Income (Loss) Before Income Tax Benefit (Expense)	6,359	2,551	13,350	(1,132)
Income Tax Benefit (Expense)	(132)	135	(98)	(375)
Net Income (Loss) Attributable to the Company	6,227	2,686	13,252	(1,507)
Distributions to Preferred Stockholders	(1,878)	(1,195)	(4,936)	(3,585)
Net Income (Loss) Attributable to Common Stockholders	$ 4,349	$ 1,491	$ 8,316	$ (5,092)
Per Share Information:				
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$ 0.17	0.07	0.35	(0.23)
Weighted Average Number of Common Shares				
Basic	25,445,411	22,484,561	23,601,389	22,556,642
Diluted	25,521,749	22,484,561	23,625,369	22,556,642
Dividends Declared and Paid - Preferred Stock	$ 0.40	$ 0.40	$ 1.20	$ 1.20
Dividends Declared and Paid - Common Stock	$ 0.38	$ 0.38	$ 1.14	$ 1.14

Page 16

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
Same-Property NOI Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended	
	September 30, 2024	**September 30, 2023**	**September 30, 2024**	**September 30, 2023**
Net Income (Loss) Attributable to the Company	$ 6,227	$ 2,686	$ 13,252	$ (1,507)
Loss (Gain) on Disposition of Assets, Net of Tax	855	(2,464)	(8,308)	(3,565)
Provision for Impairment	538	929	653	1,408
Depreciation and Amortization	13,221	11,669	35,701	32,814
Amortization of Intangibles to Lease Income	(112)	(487)	(830)	(1,793)
Straight-Line Rent Adjustment	473	790	1,512	919
COVID-19 Rent Repayments	—	(3)	—	(46)
Accretion of Tenant Contribution	13	38	39	114
Interest Expense	5,632	6,318	16,765	16,161
General and Administrative Expenses	4,075	3,439	11,750	10,493
Investment and Other Income (Loss)	(7,031)	(1,184)	(5,201)	1,296
Income Tax Benefit (Expense)	132	(135)	98	375
Real Estate Operations Revenues	(538)	(1,079)	(1,981)	(2,602)
Real Estate Operations Direct Cost of Revenues	359	152	1,437	876
Management Fee Income	(1,124)	(1,094)	(3,360)	(3,294)
Interest Income From Commercial Loans and Investments	(1,615)	(1,114)	(4,407)	(2,965)
Other Non-Recurring Items [(1)]	(699)	—	(1,252)	—
Less: Impact of Properties Not Owned for the Full Reporting Period	(3,568)	(2,657)	(11,214)	(6,256)
Same-Property NOI	$ 16,838	$ 15,804	$ 44,654	$ 42,428

(1) Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.

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CTO Realty Growth, Inc.
Non-GAAP Financial Measures
Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations Attributable to Common Stockholders
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended	
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net Income (Loss) Attributable to the Company	$ 6,227	$ 2,686	$ 13,252	$ (1,507)
Add Back: Effect of Dilutive Interest Related to 2025 Notes [1]	—	—	—	—
Net Income (Loss) Attributable to the Company, If-Converted	$ 6,227	$ 2,686	$ 13,252	$ (1,507)
Depreciation and Amortization of Real Estate	13,204	11,651	35,650	32,769
Loss (Gain) on Disposition of Assets, Net of Tax	855	(2,741)	(8,308)	(3,565)
Gain on Disposition of Other Assets	(181)	(926)	(550)	(1,739)
Provision for Impairment	538	929	653	1,408
Realized and Unrealized Loss (Gain) on Investment Securities	(6,244)	(429)	(2,868)	5,663
Extinguishment of Contingent Obligation	—	—	—	(2,300)
Funds from Operations	$ 14,399	$ 11,170	$ 37,829	$ 30,729
Distributions to Preferred Stockholders	(1,878)	(1,195)	(4,936)	(3,585)
Funds From Operations Attributable to Common Stockholders	$ 12,521	$ 9,975	$ 32,893	$ 27,144
Amortization of Intangibles to Lease Income	112	487	830	1,793
Less: Effect of Dilutive Interest Related to 2025 Notes [1]	—	—	—	—
Core Funds From Operations Attributable to Common Stockholders	$ 12,633	$ 10,462	$ 33,723	$ 28,937
Adjustments:				
Straight-Line Rent Adjustment	(473)	(790)	(1,512)	(919)
COVID-19 Rent Repayments	—	3	—	46
Other Depreciation and Amortization	(3)	24	(10)	(92)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	235	199	752	636
Non-Cash Compensation	750	868	2,887	2,802
Adjusted Funds From Operations Attributable to Common Stockholders	$ 13,142	$ 10,766	$ 35,840	$ 31,410
FFO Attributable to Common Stockholders per Common Share - Diluted [1]	$ 0.49	$ 0.44	$ 1.39	$ 1.20
Core FFO Attributable to Common Stockholders per Common Share - Diluted [1]	$ 0.50	$ 0.47	$ 1.43	$ 1.28
AFFO Attributable to Common Stockholders per Common Share - Diluted [1]	$ 0.51	$ 0.48	$ 1.52	$ 1.39

(1) For the three and nine months ended September 30, 2024 and 2023, interest related to the 2025 Convertible Senior Notes was excluded from net income (loss) attributable to the Company to derive FFO, as the impact to net income (loss) attributable to common stockholders would be anti-dilutive. Further, the weighted average shares used to compute per share amounts for FFO Attributable to Common Stockholders per Common Share – Diluted, Core FFO Attributable to Common Stockholders per Common Share - Diluted, and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Page 18

Page 19 CTO Realty Growth, Inc. Non-GAAP Financial Measures Reconciliation of Net Debt to Pro Forma Adjusted EBITDA (Unaudited) (In thousands) Three Months Ended September 30, 2024 Net Income Attributable to the Company $ 6,227 Depreciation and Amortization of Real Estate 13,204 Loss on Disposition of Assets, Net of Tax 855 Gain on Disposition of Other Assets (181) Provision for Impairment 538 Unrealized Gain on Investment Securities (6,244) Distributions to Preferred Stockholders (1,878) Amortization of Intangibles to Lease Income 112 Straight-Line Rent Adjustment (473) Other Depreciation and Amortization (3) Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 235 Non-Cash Compensation 750 Other Non-Recurring Items (1) (699) Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt 5,396 Adjusted EBITDA $ 17,839 Annualized Adjusted EBITDA $ 71,356 Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2) 9,901 Pro Forma Adjusted EBITDA $ 81,257 Total Long-Term Debt $ 526,838 Financing Costs, Net of Accumulated Amortization 1,911 Unamortized Convertible Debt Discount 85 Cash and Cash Equivalents (8,172) Net Debt $ 520,662 Net Debt to Pro Forma Adjusted EBITDA 6.4 x (1) Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations. (2) Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended September 30, 2024.

© CTO Realty Growth, Inc. | ctoreit.com 20 Capitalization & Dividends Equity Capitalization Common Shares Outstanding 29,971 Common Share Price $19.02 Total Common Equity Market Capitalization $570,058 Series A Preferred Shares Outstanding 4,713 Series A Preferred Par Value Per Share $25.00 Series A Preferred Par Value $117,825 Total Equity Capitalization $687,885 Debt Capitalization Total Debt Outstanding $528,834 Total Capitalization $1,216,719 Cash & Cash Equivalents $8,172 Total Enterprise Value $1,208,547 Dividends Paid Common Preferred Q4 2023 $0.38 $0.40 Q1 2024 $0.38 $0.40 Q2 2024 $0.38 $0.40 Q3 2024 $0.38 $0.40 Trailing Twelve Months Q3 2024 $1.52 $1.59 Q3 2024 Core FFO Per Diluted Share $0.50 Q3 2024 AFFO Per Diluted Share $0.51 Q3 2024 Core FFO Payout Ratio 76.0% Q3 2024 AFFO Payout Ratio 74.5% Dividend Yield Q3 2024 $0.38 $0.40 Annualized Q3 2024 Dividend $1.52 $1.59 Price Per Share as of September 30, 2024 $19.02 $23.53 Implied Dividend Yield 8.0% 6.8% $ and shares outstanding in thousands, except per share data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 21 Debt Summary $ in thousands. Any differences are a result of rounding. 1. See reconciliation as part of Non-GAAP Financial Measures in the Company’s Third Quarter 2024 Earnings Release. Indebtedness Outstanding Face Value Interest Rate Maturity Date Type 2025 Convertible Senior Notes $51,034 3.88% April 2025 Fixed 2026 Term Loan 65,000 SOFR + 10 bps + [1.25% – 2.20%] March 2026 Fixed Mortgage Note 17,800 4.06% August 2026 Fixed Revolving Credit Facility 45,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Floating Revolving Credit Facility 50,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2027 Term Loan 100,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2028 Term Loan 100,000 SOFR + 10 bps + [1.20% – 2.15%] January 2028 Fixed 2029 Term Loan 100,000 SOFR + 10 bps + [1.20% – 2.15%] September 2029 Fixed Total / Weighted Average $528,834 4.28% Leverage Metrics Face Value of Debt $528,834 Cash & Cash Equivalents (8,172) Net Debt $520,662 Total Enterprise Value $1,208,547 Net Debt to Total Enterprise Value 43.1% Net Debt to Pro Forma Adjusted EBITDA1 6.4x

© CTO Realty Growth, Inc. | ctoreit.com 22 Debt Maturities Year Outstanding % of Debt Maturing Cumulative % of Debt Maturing Weighted Average Rate 2024 $ − − % − % − % 2025 51,034 10% 10% 3.88% 2026 82,800 16% 25% 3.01% 2027 195,000 37% 62% 4.27% 2028 100,000 19% 81% 5.18% 2029 100,000 19% 100% 4.68% Total $528,834 100% 100% 4.28% $ in thousands. Any differences are a result of rounding.

Year-to-Date Investments

CTO REALTY GROWTH

Property Acquisitions	Market	Type	Date Acquired	Square Feet	Price	Occupancy At Acquisition
Phase II of The Exchange at Gwinnett (5 of 5 parcels) Buford, GA	Atlanta, GA	Multi-Tenant Retail	February 2024	4,000	$2,272	100%
Marketplace at Seminole Towne Center Sanford, FL	Orlando, FL	Multi-Tenant Retail	March 2024	315,066	68,700	98%
Undeveloped Land Parcel at West Broad Village Glen Allen, VA	Richmond, VA	Land	June 2024	N/A	1,500	0%
Carolina Pavilion, Charlotte, NC	Charlotte, NC	Multi-Tenant Retail	August 2024	685,714	94,000	93%
Millenia Crossing, Orlando, FL	Orlando, FL	Retail Power Center	August 2024	100,385	27,500	96%
Lake Brandon Village, FL	Tampa, FL	Retail Power Center	August 2024	102,022	16,000	100%
Total Acquisitions				**1,207,187**	**$209,972**	

Structured Investments	Market	Type	Date Originated	Capital Commitment	Initial Interest Rate	Structure
Hypoluxo Development Loan Lake Worth, FL	Miami, FL	Retail	March 2024	$10,000	11.00%	First Mortgage
Series A Preferred Investment	Various	Entertainment RE	July 2024	$10,000	14.00%	Preferred Equity
Rivana Loan Herndon, VA	Northern, VA	Mixed Use	September 2024	$43,818	11.00%	First Mortgage
Total Structured Investments				**$63,818**	**11.47%**	

$ in thousands. Any differences are a result of rounding.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com

23

© CTO Realty Growth, Inc. | ctoreit.com 24 Year-to-Date Dispositions Property Market Type Date Sold Square Feet Price Gain/(Loss) 125 Lincoln & 150 Washington Santa Fe, NM Santa Fe Mixed Use March 2024 136,240 $19,977 $4,618 Jordan Landing, West Jordan UT West Jordan Retail Power Center August 170,996 $18,000 ($855) Total Dispositions 307,236 $37,977 $3,763 $ in thousands. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 25 Real Estate Portfolio Capital Investments Investment in Previously Occupied Space Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Capital Expenditures $ − $54 $7 $61 Tenant Improvement Allowances 48 529 936 1,513 Leasing Commissions 541 89 373 1,003 Total Investment in Previously Occupied Space $589 $672 $1,316 $2,577 New Investment in Acquired Vacancy Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Capital Expenditures $561 $ − 271 $832 Tenant Improvement Allowances 1,233 1,987 1,773 4,993 Leasing Commissions 489 158 657 1,304 Total New Investment in Acquired Vacancy $2,283 $2,145 $2,701 $7,129 Other Capital Investments Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Property Improvement Costs $427 $568 $402 $1,397 Investment in Property Repositioning 26 42 321 389 Total Other Capital Investments $453 $610 $723 $1,786 Total Capital Investments Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Capital Expenditures and Other Capital Investments $1,014 $664 $1,001 $2,679 Tenant Improvement Allowances 1,281 2,516 2,709 6,506 Leasing Commissions 1,030 247 1,030 2,307 Total Capital Investments $3,325 $3,427 $4,740 $11,492 $ in thousands. Any differences are a result of rounding.

Real Estate Portfolio Summary

Total Portfolio as of September 30, 2024

Asset Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Single Tenant	6	252	$22.01	100.0%	100.0%
Multi-Tenant	16	4,360	$19.29	89.4%	95.6%
Total Portfolio	**22**	**4,612**	**$19.44**	**90.0%**	**95.8%**

Property Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Retail	17	3,184	$18.63	91.9%	97.7%
Office	1	210	$17.49	100.0%	100.0%
Mixed Use	4	1,218	$21.87	83.3%	90.1%
Total Portfolio	**22**	**4,612**	**$19.44**	**90.0%**	**95.8%**

Total Portfolio as of September 30, 2023

Asset Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Single Tenant	7	372	$20.64	100.0%	100.0%
Multi-Tenant	16	3,746	$18.46	88.6%	92.1%
Total Portfolio	**23**	**4,118**	**$18.66**	**89.6%**	**92.8%**

Property Type	Number of Properties	Square Feet	Cash ABR PSF	Occupancy	Leased Occupancy
Retail	16	2,432	$18.00	93.4%	96.5%
Office	2	331	$18.01	100.0%	100.0%
Mixed Use	5	1,355	$19.99	80.2%	84.5%
Total Portfolio	**23**	**4,118**	**$18.66**	**89.6%**	**92.8%**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 26

© CTO Realty Growth, Inc. | ctoreit.com 27 Real Estate Portfolio Detail Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Atlanta, GA The Collection at Forsyth Lifestyle 2022 2006 69.5 560,665 86% 92% $20.47 Ashford Lane Lifestyle 2020 2005 43.7 277,123 90% 95% $29.10 Madison Yards Grocery-Anchored 2022 2019 10.3 162,521 99% 99% $30.85 The Exchange at Gwinnett Grocery-Anchored 2021/2023 2021/2023 16.4 97,366 98% 100% $36.02 Total Atlanta, GA 139.9 1,097,675 90% 95% $25.56 Dallas, TX Plaza at Rockwall Retail Power Center 2023 2007 42.0 446,521 95% 99% $12.50 The Shops at Legacy Lifestyle 2021 2007 12.7 237,572 64% 77% $23.08 Total Dallas, TX 54.7 684,093 84% 91% $16.17 Richmond, VA West Broad Village Grocery-Anchored 2022 2007 32.6 392,146 90% 95% $22.60 Jacksonville, FL The Strand at St. Johns Town Center Retail Power Center 2019 2017 52.0 211,197 99% 100% $25.77 Phoenix, AZ Crossroads Town Center Retail Power Center 2020 2005 31.1 221,658 100% 100% $20.51 Raleigh, NC Beaver Creek Crossings Retail Power Center 2021 2005 51.6 322,113 84% 100% $14.38 Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 28 Real Estate Portfolio Detail Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Charlotte, NC Carolina Pavilion Retail Power Center 2024 1995 72.2 685,714 81% 94% $11.83 Albuquerque, NM Fidelity Single Tenant Office 2018 2009 25.3 210,067 100% 100% $17.49 Houston, TX Price Plaza Shopping Center Retail Power Center 2022 1999 23.2 200,576 100% 100% $16.77 Daytona Beach, FL Daytona Beach Restaurant Portfolio Single Tenant (5) 2018 / 2022 1915 - 2018 8.3 41,725 100% 100% $44.75 Tampa, FL Lake Brandon Village Retail Power Center 2024 1998 8.2 102,022 100% 100% $12.55 Orlando, FL Winter Park Office Mixed Use 2021 1982 2.3 27,948 100% 100% $29.58 Marketplace at Seminole Towne Center Retail Power Center 2024 2006 40.6 315,066 98% 98% $18.65 Millenia Crossing - Orlando, FL Retail Power Center 2024 2009 11.2 100,385 87% 96% $20.37 Total Orlando, FL 54.1 443,399 96% 98% $19.73 Total Portfolio 553.2 4,612,385 90% 96% $19.44 Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 29 Leasing Summary Renewals and Extensions Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Leases 10 7 11 28 Square Feet 34 48 122 204 New Cash Rent PSF $29.26 $21.06 $18.04 $20.62 Tenant Improvements $15 $10 $53 $78 Leasing Commissions $40 $57 $36 $133 Weighted Average Term 3.8 years 4.0 years 3.6 years 3.7 years New Leases Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Leases 8 9 9 27 Square Feet 70 31 80 181 New Cash Rent PSF $26.09 $33.28 $25.96 $27.26 Tenant Improvements $4,842 $865 $1,657 $7,364 Leasing Commissions $1,133 $515 $1,273 $2,921 Weighted Average Term 12.4 years 8.1 years 9.2 years 10.2 years All Leases Summary Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Leases 18 16 20 55 Square Feet 104 79 202 385 New Cash Rent PSF $27.12 $25.87 $21.17 $23.74 Tenant Improvements $4,857 $875 $1,710 $7,442 Leasing Commissions $1,173 $573 $1,308 $3,054 Weighted Average Term 9.4 years 6.0 years 6.3 years 7.2 years $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Comparable Leasing Summary

Renewals and Extensions - Comparable	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2024	10	34	$29.26	$26.96	8.5%	3.8 years	$15	$40
2nd Quarter 2024	7	48	$21.06	$20.83	1.1%	4.0 years	$10	$57
3rd Quarter 2024	11	122	$18.04	$17.14	5.3%	3.6 years	$54	$35
4th Quarter 2024								
Total / Wtd. Avg.	**28**	**204**	**$20.62**	**$19.65**	**5.0%**	**3.7 years**	**$78**	**$133**

New Leases - Comparable	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2024	5	61	$24.32	$9.08	167.9%	13.2 years	$4,541	$914
2nd Quarter 2024	4	10	$33.99	$24.36	39.5%	9.2 years	$206	$190
3rd Quarter 2024	5	26	$40.03	$30.83	29.8%	9.3 years	$916	$709
4th Quarter 2024								
Total / Wtd. Avg.	**14**	**96**	**$29.51**	**$16.47**	**79.2%**	**11.3 years**	**$5,663**	**$1,813**

All Comparable Leases Summary	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2024	**15**	**95**	**$26.09**	**$15.51**	**68.2%**	**9.4 years**	**$4,556**	**$955**
2nd Quarter 2024	**11**	**58**	**$23.34**	**$21.45**	**8.8%**	**5.3 years**	**$216**	**$247**
3rd Quarter 2024	**16**	**148**	**$21.86**	**$19.52**	**12.0%**	**5.4 years**	**$970**	**$744**
4th Quarter 2024								
Total / Wtd. Avg.	**42**	**300**	**$23.48**	**$18.63**	**26.0%**	**6.8 years**	**$5,741**	**$1,946**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.
Comparable leases compare leases signed on a space for which there was previously a tenant.

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© CTO Realty Growth, Inc. | ctoreit.com 31 Same-Property NOI Multi-Tenant Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Number of Comparable Properties 12 12 12 11 Same-Property NOI – 2024 $13,966 $13,587 $15,457 $40,834 Same-Property NOI – 2023 $13,305 $13,391 $14,439 $38,923 $ Variance $661 $196 $1,018 $1,911 % Variance 5.0% 1.5% 7.1% 4.9% Single-Tenant Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Number of Comparable Properties 6 6 6 6 Same-Property NOI – 2024 $1,148 $1,292 $1,339 $3,778 Same-Property NOI – 2023 $949 $1,191 $1,365 $3,505 $ Variance $199 $101 ($26) $273 % Variance 21.0% 8.5% (1.9%) 7.8% All Properties Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Number of Comparable Properties 18 18 18 17 Same-Property NOI – 2024 $15,114 $14,879 $16,796 $44,612 Same-Property NOI – 2023 $14,254 $14,582 $15,804 $42,428 $ Variance $860 $297 $992 $2,184 % Variance 6.0% 2.0% 6.3% 5.1% $ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 32 Lease Expiration Schedule Anchor Tenants (1) Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2024 1 20 0.5% $204 0.2% $10.00 2025 7 125 3.0% 2,630 2.9% $20.96 2026 11 337 8.1% 5,932 6.6% $17.60 2027 13 455 11.0% 4,936 5.5% $10.84 2028 17 779 18.8% 12,396 13.8% $15.91 2029 8 198 4.8% 3,411 3.8% $17.21 2030 6 173 4.2% 2,004 2.2% $11.58 2031 8 231 5.6% 4,099 4.6% $17.73 2032 6 103 2.5% 1,628 1.8% $15.87 Thereafter 14 387 9.3% 7,527 8.4% $19.46 Total 91 2,809 67.7% $44,767 49.9% $15.94 Small Shop Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2024 13 41 1.0% $1,139 1.3% $27.75 2025 36 108 2.6% 3,489 3.9% $32.39 2026 53 195 4.7% 5,681 6.3% $29.10 2027 62 187 4.5% 5,612 6.3% $29.98 2028 51 190 4.6% 6,556 7.3% $34.49 2029 42 149 3.6% 5,029 5.6% $33.71 2030 38 134 3.2% 4,468 5.0% $33.30 2031 34 90 2.2% 3,143 3.5% $34.80 2032 26 80 1.9% 2,929 3.3% $36.53 Thereafter 45 167 4.0% 6,844 7.6% $40.98 Total 400 1,342 32.3% $44,889 50.1% $33.45 $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 1. Anchor Tenant defined as over 10,000 NRA.

© CTO Realty Growth, Inc. | ctoreit.com 33 Lease Expiration Schedule Total Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2024 14 61 1.5% $1,343 1.5% $21.86 2025 43 233 5.6% 6,118 6.8% $26.24 2026 64 532 12.8% 11,613 13.0% $21.82 2027 75 643 15.5% 10,547 11.8% $16.41 2028 68 969 23.3% 18,952 21.1% $19.55 2029 50 347 8.4% 8,441 9.4% $24.30 2030 44 307 7.4% 6,472 7.2% $21.06 2031 42 322 7.7% 7,242 8.1% $22.52 2032 32 183 4.4% 4,556 5.1% $24.94 Thereafter 59 554 13.3% 14,372 16.0% $25.95 Total 491 4,151 100.0% $89,656 100.0% $21.60 $ and square feet in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 34 Top Tenant Summary Tenant/Concept Credit Rating1 Leases2 Leased Square Feet2 % of Total Cash ABR % of Total AMC CCC+ / Caa2 3 174 3.8% $4,008 4.5% Fidelity A+ / A1 2 218 4.7% 3,674 4.1% Ross/dd’s Discount BBB+ / A2 6 164 3.6% 2,115 2.4% Best Buy BBB+ / A3 3 112 2.4% 1,749 2.0% Southern University NR / NR 1 60 1.3% 1,664 1.9% Whole Foods Market AA- / A1 1 60 1.3% 1,633 1.8% TJ Maxx/HomeGoods/Marshalls A / A2 5 153 3.3% 1,456 1.6% Dick’s Sporting Goods BBB / Baa2 2 95 2.1% 1,244 1.4% Darden Restaurants BBB / Baa2 3 25 0.5% 1,195 1.3% Publix NR 1 54 1.2% 1,076 1.2% Other 464 3,037 65.8% 69,842 77.9% Total Occupied 491 4,151 90.0% $89,656 100.0% Vacant − 461 10.0% Total 491 4,612 100.0% $ and square feet in thousands. Any differences are a result of rounding. 1. Credit Rating is the available rating from S&P Global Ratings and/or Moody’s Investors Service, as of September 30, 2024. “NR” indicates the company is not rated. 2. Excludes leases not yet commenced.

Geographic Diversification

CTO REALTY GROWTH

Markets	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2023 Average Household Income	5-Mile 2023 Total Population	2023-2028 Projected Population Annual Growth
Atlanta, GA	4	1,098	24%	$28,061	31%	$158,112	220,379	0.9%
Dallas, TX	2	684	15%	11,066	12%	149,562	209,083	0.8%
Orlando, FL	3	443	10%	8,747	10%	92,119	173,650	0.5%
Richmond, VA	1	392	9%	8,863	10%	146,903	175,023	0.4%
Charlotte, NC	1	686	15%	8,115	9%	139,148	202,919	0.8%
Jacksonville, FL	1	211	5%	5,442	6%	93,407	201,089	0.6%
Raleigh, NC	1	322	7%	4,631	5%	181,119	133,529	0.9%
Phoenix, AZ	1	222	5%	4,547	5%	143,944	314,629	0.4%
Albuquerque, NM	1	210	5%	3,674	4%	68,911	50,072	6.0%
Houston, TX	1	201	4%	3,364	4%	116,635	277,236	0.8%
Daytona Beach, FL	5	42	1%	1,867	2%	61,434	110,184	0.1%
Tampa, FL	1	102	2%	1,280	1%	98,302	227,049	0.8%
Total	**22**	**4,612**	**100%**	**$89,656**	**100%**	**$136,257**	**200,434**	**1.0%**

States	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2023 Average Household Income	5-Mile 2023 Total Population	2023-2028 Projected Population Annual Growth
Georgia	4	1,098	24%	$28,061	31%	$158,112	220,379	1.0%
Florida	10	798	17%	17,336	19%	89,674	179,339	0.6%
Texas	3	885	19%	14,430	16%	141,885	224,973	0.8%
North Carolina	2	1,008	22%	12,746	14%	154,397	177,708	0.8%
Virginia	1	392	9%	8,863	10%	146,903	175,023	0.4%
Arizona	1	222	5%	4,547	5%	143,944	314,629	0.4%
New Mexico	1	210	5%	3,674	4%	68,911	50,072	5.9%
Total	**22**	**4,612**	**100%**	**$89,656**	**100%**	**$136,257**	**200,434**	**1.0%**

$ and square feet in thousands, except for average household income demographic information. Any differences are a result of rounding.
Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

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© CTO Realty Growth, Inc. | ctoreit.com 36 Other Assets Investment Securities Shares & Operating Partnership Units Owned Value Per Share September 30, 2024 Estimated Value Annualized Dividend Per Share In-Place Annualized Dividend Income Alpine Income Property Trust 2,362 $18.20 $42,997 $1.12 $2,645 Structured Investments Type Origination Date Maturity Date Original Loan Amount Amount Outstanding Interest Rate Watters Creek at Montgomery Farm Preferred Investment April 2022 April 2025 30,000 30,000 9.00% Founders Square First Mortgage March 2023 March 2026 15,000 15,000 8.75% Hypoluxo First Mortgage March 2024 June 2025 5,638 5,638 11.00% Series A Preferred Investment Preferred Investment July 2024 July 2029 10,000 10,000 14.00% Rivana, Herndon, VA Mortgage Note September 2024 September 2026 43,818 43,818 11.00% Total Structured Investments $104,456 $104,456 10.39% $ in thousands, except for per share data any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com 37 2024 Guidance Low High Core FFO Per Diluted Share3 $1.83 − $1.87 AFFO Per Diluted Share3 $1.96 − $2.00 The Company’s estimated Core FFO per diluted share and AFFO per diluted share for 2024 is as follows: The Company’s 2024 guidance includes but is not limited to the following assumptions: Low High Same-Property NOI Growth1,2 4% − 6% General and Administrative Expenses $16.0 − $16.5 Weighted Average Diluted Shares Outstanding 25.3 − 25.3 Year-end 2024 Leased Occupancy2 96% − 97% Investments $300 − $350 Target Initial Investment Cash Yield 8.50% − 9.00% Dispositions $35 − $50 Target Disposition Cash Yield 8.50% − 8.75% $ and shares outstanding in millions, except per share data. 1. Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. 2. Before potential impact from income producing acquisitions and dispositions. 3. See reconciliation of our 2024 Core FFO and AFFO guidance to Net Income Attributable to the Company, per diluted share, in our Earnings Release, as filed herein on page 11.

© CTO Realty Growth, Inc. | ctoreit.com 38 Contact Information & Research Coverage Contact Information Corporate Office Locations Investor Relations Transfer Agent New York Stock Exchange 369 N. New York Ave., Suite 201 Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 ir@ctoreit.com Computershare Trust Company, N.A. (800) 368-5948 www.computershare.com Ticker Symbol: CTO Series A Preferred Ticker Symbol: CTO-PA www.ctoreit.com Research Analyst Coverage Institution Coverage Analyst Email Phone Alliance Global Partners Gaurav Mehta gmehta@allianceg.com (212) 624-2317 B. Riley John Massocca jmassocca@brileyfin.com (646) 885-5424 BTIG Michael Gorman mgorman@btig.com (212) 738-6138 Janney Rob Stevenson robstevenson@janney.com (646) 840-3217 Jones Research Jason Weaver jweaver@jonestrading.com (646) 454-2710 Lucid Capital Markets Craig Kucera ckucera@lucidcm.com (917) 890-4412 Raymond James RJ Milligan rjmilligan@raymondjames.com (727) 567-2585

© CTO Realty Growth, Inc. | ctoreit.com 39 Safe Harbor Certain statements contained in this presentation (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to update the information contained in this presentation to reflect subsequently occurring events or circumstances.

© CTO Realty Growth, Inc. | ctoreit.com 40 Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

© CTO Realty Growth, Inc. | ctoreit.com 41 Non-GAAP Financial Measures (Continued) To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 42 Definitions & Terms References and terms used in this presentation that are in addition to terms defined in the Non-GAAP Financial Measures include:  This presentation was published on October 24, 2024.  All information is as of September 30, 2024, unless otherwise noted.  Any calculation differences are assumed to be a result of rounding.  “2024 Guidance” in this presentation is based on the 2024 Guidance provided in the Company’s Third Quarter 2024 Operating Results press release filed on October 24, 2024.  “Alpine” or “PINE” refers to Alpine Income Property Trust, a publicly traded net lease REIT traded on the New York Stock Exchange under the ticker symbol PINE.  “Annualized Base Rent”, “ABR” or “Rent” and the statistics based on ABR are calculated based on our current portfolio and represent straight-line rent calculated in accordance with GAAP.  “Annualized Cash Base Rent”, “Cash ABR” and the statistics based on Cash ABR are calculated based on our current portfolio and represent the annualized cash base rent calculated in accordance with GAAP due from the tenants at a specific point in time.  “Credit Rated” is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC) (together, the “Major Rating Agencies”). The Company defines an Investment Grade Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant.  “Dividend” or “Dividends”, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or number of dividends in the future.  “Investment in Alpine Income Property Trust” or “Alpine Investment” or “PINE Ownership” is calculated based on the 2,362,475 common shares and partnership units CTO owns in PINE and is based on PINE’s closing stock price as of the referenced period on the respective slide.  “Leased Occupancy” refers to space that is currently leased but for which rent payments have not yet commenced.  “MSA” or “Metropolitan Statistical Area” is a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U.S. Office of Management and Budget. The names of the MSA have been shortened for ease of reference.  “Net Debt” is calculated as our total long-term debt as presented on the face of our balance sheet; plus financing costs, net of accumulated amortization and unamortized convertible debt discount; less cash, restricted cash and cash equivalents.  “Net Operating Income” or “NOI” is revenues from all income properties less operating expense, maintenance expense, real estate taxes and rent expense.  “Total Enterprise Value” is calculated as the Company’s Total Common Shares Outstanding multiplied by the common stock price; plus the par value of the Series A perpetual preferred equity outstanding and Net Debt.